Exhibit 10.13

TAILORED BRANDS, INC. 2025 DIRECTOR EQUITY PLAN

Restricted Stock Unit Award Notice – For [Name]

Tailored Brands, Inc., a Delaware corporation (the “Company”), has granted to you an Award of Restricted Stock Units pursuant to the terms and conditions of the Tailored Brands, Inc. 2025 Director Equity Plan (as may be amended or restated from time to time) (the “Plan”) and the Restricted Stock Unit Award Agreement, attached hereto (the “Agreement”). Capitalized terms not defined in this notice (the “Notice”) shall have the meanings specified in the Plan or the Agreement, as applicable. The grant of the Award hereunder is discretionary, and this grant is not a promise or commitment to grant additional Awards at any later date.

Grant Date:	__________, conditioned on your engagement on such date.

Vesting Reference Date:	March 1, 2025

Restricted Stock Units:	You have been awarded [ ] Restricted Stock Units, subject to adjustment as provided in the Plan. Each Restricted Stock Unit that becomes vested shall entitle you to one share of Company common stock (or a cash payment equal to the Fair Market Value of one share of Company common stock, as provided in this Notice and the Agreement), which shall be issued and delivered to you at the time specified in this Notice and the Agreement.

Vesting of Award:

(a)	Time-Based Vesting Condition. The Restricted Stock Units granted to you hereunder (the “Time Vesting Units”) shall become vested in the following percentages and on the following dates, subject to your continued service as a director of the Company through the applicable Vesting Date:

Vesting Date	Cumulative Percentage of Time Vesting Units Vested
First Anniversary of Vesting Reference Date	25%
Second Anniversary of Vesting Reference Date	50%
Third Anniversary of Vesting Reference Date	75%
Fourth Anniversary of Vesting Reference Date	100%

All vesting of the Time Vesting Units will occur only on the applicable vesting dates stated above (each, a “Vesting Date”), subject to your continued service as a director of the Company through such Vesting Date, except as otherwise provided herein or as may be approved by the Board.

(b)	Sale of the Company. Upon the consummation of a Sale of the Company prior to the end of the Restriction Period, all of the unvested Time Vesting Units shall immediately vest, if you are then employed by or providing services to the Company or its subsidiaries. For the avoidance of doubt, an initial public offering shall not be considered a Sale of the Company.

(c)	Other Accelerated Vesting. In the event that a Sale of the Company is deemed not to occur because it is deemed to be an SPC Non-Sale Transaction, vesting of the Time Vesting Units shall be subject to Double Trigger Vesting (as described in the Plan).

(d)	Treatment of Time Vesting Conditions upon Termination of Service due to Death or Disability or by the Company without Cause. If your service with the Company terminates prior to the date that all of the Time Vesting Units become vested due to a termination of service due to your death or due to your Disability, or due to a termination by the Company without Cause, then the Time Vesting Units shall be subject to Article 6(B) of the Plan.

(e)	Forfeitures.

1.	Except as provided in paragraphs (c) and (d) above, all vesting of the Time Vesting Units will cease immediately upon termination of your service with the Company and its subsidiaries for any reason, and any unvested Time Vesting Units will be automatically forfeited and cancelled for no value by the Company upon the effective date of such termination without any consideration being paid therefor and otherwise without any further action of the Company whatsoever.

2.	Termination of Service for Cause. If your service with the Company or one of its subsidiaries is terminated for Cause, then any vested and unvested portion of the Restricted Stock Units shall also be automatically forfeited and cancelled for no value by the Company upon the effective date of such termination without any consideration being paid therefor and otherwise without any further action of the Company whatsoever.

Settlement of Restricted Stock Units

Vested Restricted Stock Units will entitle you to the issuance or delivery by the Company of an equivalent number of vested shares of Company common stock with respect to sixty percent (60%) of such vested Restricted Stock Units (the “Share-Settled Portion”) and, with respect to the remainder of such vested Restricted Stock Units not covered by the Share-Settled Portion, payment of the Fair Market Value of such shares of Company common stock in cash (determined as of the applicable Vesting Date), within sixty (60) days following the applicable Vesting Date or such earlier date upon which such Restricted Stock Units vest.

Notwithstanding anything in the immediately preceding paragraph to the contrary, you may elect to increase the Share-Settled Portion of any vesting tranche of Restricted Stock Units (a “Future Vesting Tranche”) by delivery of a written notice to the Company’s Chief Legal Officer, on or before December 15 of the calendar year immediately preceding the Vesting Date for such Future Vesting Tranche, indicating your irrevocable election to designate a larger Share-Settled Portion with respect to such Future Vesting Tranche. In mid-November of each calendar year while you remain a director of the Company, the Company will send to you a written notice to confirm whether you wish to elect to increase the Share-Settled Portion of any Future Vesting Tranche.

By:
Name:
Title:

Acknowledgment, Acceptance and Agreement:

By accepting this grant, I hereby acknowledge receipt of the Agreement and the Plan, accept the award granted to me and agree to be bound by the terms and conditions of this Restricted Stock Unit Award Notice, the Agreement and the Plan.

[Notwithstanding anything in this Notice, the Agreement or the Plan to the contrary, I hereby acknowledge and agree that (i) SPC is the beneficial owner of the shares of Company common stock underlying the Restricted Stock Units issuable to me hereunder, (ii) I am not permitted to sell, transfer, convey, exchange, give, assign, pledge, encumber or otherwise dispose of all or any portion of such Restricted Stock Units, (iii) upon the vesting and settlement of such Restricted Stock Units (including, without limitation, upon termination of your service for any reason), the shares of Company common stock underlying such Restricted Stock Units shall be issued and delivered directly to SPC, and (iv) to the extent that I receive any shares of Company common stock upon the vesting and settlement of such Restricted Stock Units, I shall assign, transfer and immediately deliver to SPC all such shares of Company common stock so received free and clear of any liens or encumbrances.]

Holder’s Name

Holder’s Signature

Date

TAILORED BRANDS, INC. 2025 DIRECTOR EQUITY PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Tailored Brands, Inc., a Delaware corporation (the “Company”), hereby grants to the individual (the “Holder”) named in the Restricted Stock Unit Award Notice to which this Award Agreement is attached (the “Award Notice”) as of the grant date set forth in the Award Notice (the “Grant Date”), pursuant to the provisions of the Tailored Brands, Inc. 2025 Director Equity Plan (the “Plan”), an award (the “Award”) with respect to the number of Restricted Stock Units as defined in and set forth in the Award Notice, subject to the restrictions, terms and conditions set forth in the Award Notice, the Plan and this agreement (the “Agreement”). Capitalized terms not defined herein shall have the meanings specified in the Plan or the Award Notice, as applicable.

1. Award Rights.

1.1 Rights as a Stockholder. Except as provided in Section 1.2 hereof, the Holder shall not be entitled to any privileges of ownership with respect to the shares of Company common stock subject to the Award unless and until, and only to the extent, such shares become vested pursuant to Section 2 hereof and the Holder becomes a stockholder of record with respect to such shares.

1.2 Dividend Equivalents. During the time in which the Award is outstanding, if a dividend or other distribution is paid to holders of Company common stock, or if shares of Company common stock are received by holders of Company common stock as a result of any stock split, stock distribution, or combination of the shares to which the Holder would have a right upon the settlement of the Restricted Stock Units, the dividend, distribution or shares, as applicable, will be subject to the same vesting and settlement conditions and payment terms set forth herein as the Restricted Stock Units to which they relate.

2. Restriction Period and Vesting.

2.1 Vesting Conditions. The Restricted Stock Units shall vest in accordance with the vesting conditions set forth in the Award Notice, and will be subject to the forfeiture and settlement provisions set forth in the Award Notice. The period of time prior to such vesting shall be referred to herein as the “Restriction Period.”

2.2 Sale of the Company. In the event that a Sale of the Company is consummated prior to the end of the Restriction Period, all of the unvested Time Vesting Units shall immediately vest, provided that the Holder is then providing services to the Company or its subsidiaries. For the avoidance of doubt, an initial public offering shall not be considered a Sale of the Company.

3. Settlement of Award. Within 60 days on or following the date upon which any Restricted Stock Units vest, the Company shall issue or deliver, subject to the conditions of the Plan, this Agreement and the Award Notice, vested shares of Company common stock to the Holder with respect to the Share-Settled Portion (as defined in the Notice)and a cash payment equal to the Fair Market Value of the shares of Company common stock with respect to the portion of such vested Restricted Stock Units not covered by the Share-Settled Portion. Such issuance or delivery of the vested shares of Company common stock shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance or delivery, except as otherwise provided in Section 5. Prior to the issuance to the Holder of the shares of Company common stock subject to the Award, or payment in lieu thereof, the Holder shall have no direct or secured claim in any specific assets of the Company or in such shares of Company common stock, and will have the status of a general unsecured creditor of the Company.

4. Transfer Restrictions and Investment Representation.

[4.1 Permitted Transfers. Subject to the provisions of Section 5.11 of this Agreement, and until the vesting of the Award under Section 2 of this Agreement, the Holder shall only be allowed to sell, transfer, convey, exchange, give, assign, pledge, encumber or otherwise dispose of all or a portion of any interest in the Restricted Stock Units to the extent permitted in the Plan. Any other attempted transfer shall be void and shall not transfer ownership in, title to, or any rights respecting the Restricted Stock Units.]

[4.1 Transfers Not Permitted. The Holder shall not be allowed to sell, transfer, convey, exchange, give, assign, pledge, encumber or otherwise dispose of all or a portion of any interest in the Restricted Stock Units. Any attempted transfer shall be void and shall not transfer ownership in, title to, or any rights respecting the Restricted Stock Units.]

4.2 Registration and Public Listing Transactions. This Agreement is subject to the condition that if the listing, registration or qualification of the shares of Company common stock to be issued upon the vesting of the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting of the Restricted Stock Units or delivery of shares hereunder, the Restricted Stock Units subject to the Award shall not vest or the shares of Company common stock will not be delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not approved by the Company (which approval will not be unreasonably withheld). The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval. In the event the Company elects to pursue a future public equity offering, direct equity listing, or other public-equity listing transaction (e.g., a SPAC merger) (a “Public Listing Transaction”), the Holder shall be subject to any lock-up provisions and other requirements as the Company may reasonably specify, and shall not sell or otherwise transfer or dispose of any shares of Company common stock (including, without limitation, pursuant to Rule 144 under the Securities Act) held by him or her for such period following the effective date of such Public Listing Transaction as the Company shall reasonably specify. If requested by the underwriters engaged by the Company, the Holder shall execute a separate letter confirming his or her agreement to comply with this Section 4.2.

5. Additional Terms and Conditions of Award.

5.1 Withholding Taxes. The provisions of Article 8L of the Plan are incorporated herein by reference and made a part hereof. Notwithstanding the foregoing, the Holder acknowledges and agrees that, to the extent consistent with applicable law and the Holder’s status as an independent consultant for U.S. federal income tax purposes, the Company does not intend to withhold any amounts as federal income tax withholdings under any other state or federal laws, and the Holder hereby agrees to make adequate provision for any sums required to satisfy all applicable federal, state, local, and foreign tax withholding obligations of the Company which may arise in connection with the grant and/or vesting of Restricted Stock Units.

5.2 Award Confers No Rights to Continued Service or Additional Awards. In no event shall the granting of the Award or its acceptance by the Holder, or any provision of the Award Notice, the Agreement or the Plan, give or be deemed to give the Holder (a) any right to continued service or employment by the Company, any subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any subsidiary or any affiliate of the Company to terminate the service or employment of any person at any time or (b) any right to an additional award and any future award, if any, may be on different terms and conditions.

5.3 Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.

5.4 Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to: Tailored Brands, Inc., Attn: Yen D. Chu, Chief Legal Officer, 1400 Broadway, 33rd Floor, New York, New York 10018, [***], and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

5.5 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware. Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. The Holder waives any right the Holder may otherwise have to a trial by jury in any action to enforce the terms of this Agreement or the Award Notice.

5.6 Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and the Award Notice and shall be interpreted in accordance therewith. In the event that the provisions of this Agreement or the Award Notice and the Plan conflict, the Plan shall control. The Holder hereby acknowledges receipt of a copy of the Plan.

5.7 Entire Agreement. This Agreement, the Award Notice and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.

5.8 Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

5.9 Amendment and Waiver. The Company may amend the provisions of this Agreement at any time; provided that an amendment that would materially adversely affect the Holder’s rights under this Agreement shall be subject to the written consent of the Holder. No course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

5.10 Application of Section 409A of the Code. The Restricted Stock Unit Award is intended to be exempt from or, failing such exemption, to comply with the requirements of Section 409A of the Code and shall be interpreted and construed accordingly.

5.11 Stockholders’ Agreement. Upon receipt of common equity shares, the Holder hereby agrees to join and become a party to the Stockholders’ Agreement, and the Company hereby agrees to accept the Holder as a party to, the Stockholders’ Agreement, and this Agreement shall serve as the Holder’s joinder to the Stockholders’ Agreement. By virtue of the grant of the Award hereunder and the Holder’s execution of this Agreement, the Holder shall be deemed to have granted the Holder’s perpetual and irrevocable power of attorney to the Company, with full right, power and authority to take all actions necessary and/or desirable on behalf of the Holder to effectuate the provisions of the Stockholders’ Agreement with respect to all Company common stock owned by the Holder and as may be acquired by the Holder.

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